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                                                                   EXHIBIT 23(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this registration statement on Form S-8 of Mercantile Bank Corporation of our reports dated February 23, 2006 relating to the consolidated financial statements of Mercantile Bank Corporation, and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in Mercantile Bank Corporation's annual report on Form 10-K for the year ended December 31, 2005.


                                        /s/ Crowe Chizek and Company LLC

Grand Rapids, Michigan
October 27, 2006